UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018
SONOCO PRODUCTS COMPANY
Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On December 13, 2018, the Executive Compensation Committee of Sonoco's Board of Directors approved the promotion of Rodger D. Fuller, currently Senior Vice President, Paper and Industrial Converted products US/Can and Display & Packaging to the position of Senior Vice President, Global Consumer Packaging, Display & Packaging and Protective Solutions effective January 1, 2019. Effective with this promotion, the Committee approved a 5.6% increase to Mr. Fuller's base pay as well as a $265,000 increase to his equity awards to be granted in February 2019 in the form of stock appreciation rights (SARs), restricted stock units (RSUs), and performance-based stock awards (PCSUs).

Also on December 13, 2018, the Executive Compensation Committee approved the promotion of R. Howard Coker, currently Senior Vice President, Global Rigid Paper and Closures, Paper and Industrial Converted Products International to the position of Senior Vice President, Global Paper/Industrial Converted Products effective January 1, 2019. Effective with this promotion, the Committee approved a 5.9% increase to Mr. Coker's base pay as well as a $265,000 increase to his equity awards to be granted in February 2019 in the form of SARs, RSUs, and PCSUs.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: December 19, 2018	By:	/s/ Barry L. Saunders
Barry L. Saunders Senior Vice President and Chief Financial Officer